SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2003

Neose Technologies, Inc.

(Exact name of issuer as specified in charter)

Delaware	0-27718	13-3549286
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

102 Witmer Road,

Horsham, Pennsylvania 19044

(Address of principal executive offices)

(215) 315-9000

(Registrant’s telephone number, including area code)

Item 5 - Other Events.

On June 26, 2003, the Securities and Exchange Commission (the “Commission”) declared effective the Registration Statement on Form S-3 (File No. 333-106327) (the “Registration Statement”) of Neose Technologies, Inc. (the “Company”), which permits the Company to issue up to an aggregate of $75,000,000 of common stock. The prospectus dated June 26, 2003 included in the Registration Statement is referred to as the “Prospectus”.

On September 22, 2003, the Company issued a press release announcing that it entered into an agreement to sell on an agency basis shares of the Company’s common stock at a price to the public of $9.00 per share (the “Shares”) for aggregate gross proceeds of approximately $23 million. J.P. Morgan Securities Inc. is acting as placement agent. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The Company will file with the Commission on September 23, 2003 the Prospectus, together with a supplement to the Prospectus, dated September 19, 2003, relating to the issuance and sale of the Shares. In connection with the filing of the Prospectus and Prospectus Supplement with the Commission and the offering of the Shares, the Company is filing the Placement Agent Agreement relating thereto as part of this Current Report on Form 8-K as Exhibit 99.2.

Item 7 – Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Businesses Acquired: None

(b) Pro Forma Financial Information: None

(c) Exhibits: Reference is made to the Exhibit Index annexed hereto and made a part hereof.

2

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEOSE TECHNOLOGIES, INC.

Date: September 22, 2002	By:	/s/ C. Boyd Clarke
C. Boyd Clarke President and Chief Executive Officer

3

Index to Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release dated September 22, 2003

Exhibit 99.2	Placement Agent Agreement dated September 19, 2003, by and between Neose Technologies, Inc. and J.P. Morgan Securities Inc.